UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 23, 2007

AGL RESOURCES INC.
(Exact name of registrant as specified in its charter)

Georgia	1-14174	58-2210952
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Ten Peachtree Place NE Atlanta, Georgia 30309
(Address and zip code of principal executive offices)

404-584-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; CompensatoryArrangements of Certain Officers

On March 23, 2007, at a special meeting of the Compensation and Management Development Committee of the board of directors (the “Committee”) of AGL Resources Inc. (the “Company”), the Committee approved (1) the payment of a one-time cash award to Mr. D. Raymond Riddle for his outstanding service as the Company’s Interim Chairman and Chief Executive Officer from January 1, 2006 until March 3, 2006 and (2) effective as of the date of the Company’s 2007 annual meeting of shareholders, the implementation of an annual retainer for the chairman of the board.

One-time Cash Award

In addition to his previously reported compensation, Mr. Riddle will receive a one-time cash award of $182,542 for his services in 2006 as the Company's Interim Chairman and Chief Executive Officer. Mr. Riddle was not eligible for participation in the AGL Resources Inc. Annual Incentive Plan for 2006 (the "Plan"), in which executive officers of the Company are eligible to receive incentive-based compensation if specified performance criteria are met. However, the Committee, in determining the amount of the one-time cash award to be paid to Mr. Riddle, considered the performance measures in the Plan which would have been applicable to Mr. Riddle as the Company's Chief Executive Officer, had he been eligible to participate in the Plan. The one-time cash award is payable to Mr. Riddle on May 2, 2007, the date of the Company's 2007 annual meeting of shareholders.

For information regarding the salary and equity-based compensation paid to Mr. Riddle for his services in 2006 as Interim Chairman of the Board and Chief Executive Officer, see "Executive Compensation" in the Company's proxy statement for its 2007 annual meeting of shareholders. For information regarding the operation of the Plan, including the performance criteria, see the Company's Current Report on Form 8-K dated January 30, 2007.

Chairman of the Board Retainer

The chairman of the board of directors will receive $20,000 on the first day of each annual service term, which begins immediately following the annual meeting of shareholders. As with all other board member retainer fees, the chairman retainer is payable, at the election of the chairman, in cash or shares of Company common stock or, at the election of the chairman, may be deferred under the 1998 Common Stock Equivalent Plan for Non-Employee Directors. It is expected that Mr. Riddle will be re-elected as the Company’s chairman of the board at the board of directors' meeting that immediately follows the 2007 annual meeting of shareholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGL RESOURCES INC.
(Registrant)
Date: March 29, 2007	/s/ Paul R. Shlanta
Executive Vice President, General Counsel and Chief Ethics and Compliance Officer